Exhibit 99

Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the
Sarbanes - Oxley Act of 2002

        I, Calvin S. McKay, the Chief Financial Officer of Haynes International, Inc., certify that (i) the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc. as of the dates and for the periods set forth therein.

/s/ Calvin S. McKay Calvin S. McKay President and Chief Executive Officer
August 13, 2002

        I, Francis J. Petro, the Chief Executive Officer of Haynes International, Inc., certify that (i) the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc. as of the dates and for the periods set forth therein.

/s/ Francis J. Petro Francis J. Petro Chief Executive Officer
August 13, 2002